Exhibit 10.54

AMENDMENT #2

TO LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This AMENDMENT (the “Amendment #2”) to the LICENSE, DEVELOPMENT and COMMERCIALIZATION AGREEMENT (the “Agreement”) dated June 28, 2019 between Acura Pharmaceuticals, Inc. (“Acura”), a New York corporation, having a place of business at 616 N. North Court, Suite 120, Palatine, IL 60067, and Abuse Deterrent Pharma, LLC (“AD Pharma”), a Kentucky partnership having a place of business at with offices at 333 E. Main Street, Suite 220, Louisville, Kentucky 40202, is made as of June 17, 2021.

RECITALS

WHEREAS, Acura and AD Pharma are parties to the Agreement as amended on October 16, 2020 (“Amendment #1”); and;

WHEREAS, the Parties desire to amend the Agreement to provide for an extension to the LIMITx™ Regulatory Submission Timeline.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Agreement, as amended, and this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Acura and AD Pharma agree as follows:

ARTICLE 1

AMENDMENTS TO AGREEMENT

1.1Item 3 of Schedule 1 “LIMITx™ Regulatory Application Submission Timeline” is hereby amended and replaced in its entirety as follows:

3. By February 28, 2022, Acura must gain filing acceptance by the FDA of a Regulatory Approval Application for the Product.

For the avoidance of doubt, Section 3.1.1 of the Agreement as amended by Amendment #1, will not change and AD Pharma’s Maximum Pre-Regulatory Application Submission Payment will remain at Six Million Five Hundred Thousand Dollars ($6,500,000) by monthly payments as set forth therein through July 2021.

1.2Section 3.1.4 is hereby amended by deleting the last sentence of such Section.

ARTICLE 2

MISCELLANCEOUS

2.1Governing Law. This Amendment shall be governed by the laws of the State of New York without regard to its conflict of laws rules or principles.

2.2Amendments. Except as expressly amended by this Amendment #2, the Agreement and Amendment #1 shall remain unmodified and in full force and effect.

2.3Entire Agreement. This Amendment #2, the Agreement, the Schedules attached to the Agreement and Amendment #1 constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings between the Parties relating thereto.

2.4Interpretation. Any capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning provided in the Agreement.

2.5Counterparts. This Amendment may be executed manually, electronically in Adobe® PDF file format, or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same amendment and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Party.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names by their properly and duly authorized officers or representatives as of the date first written above.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Robert B. Jones, 6/12/2021
Name:	Robert B. Jones
Title:	CEO and President

Abuse Deterrent Pharma, LLC

By:	/s/ John L. Schutte, 7/22/2021
Name:	John Schutte
Title:	Managing Partner